Exhibit 99.2
WESTERN DIGITAL CORPORATION
INVESTOR INFORMATION SUMMARY
Q2 FY2010 (All amounts in millions, except ASPs and headcount)

	Q2 FY09	Q3 FY09	Q4 FY09	Q1 FY10	Q2 FY10
UNITS[1]	35.5	31.6	40.0	44.1	49.5
REVENUE	$1,823	$1,592	$1,928	$2,208	$2,619
AVERAGE SELLING PRICE[1]	$51	$50	$48	$49	$52
GROSS MARGIN %	15.9%	15.9%	19.2%	23.3%	26.2%

REVENUE BY CHANNEL
OEM	57%	48%	54%	52%	48%
DISTRIBUTORS	21%	30%	29%	31%	30%
RETAIL	22%	22%	17%	17%	22%

REVENUE BY GEOGRAPHY
AMERICAS	23%	26%	24%	22%	25%
EUROPE	29%	28%	22%	22%	25%
ASIA	48%	46%	54%	56%	50%

REVENUE CONCENTRATION
10 LARGEST CUSTOMERS	49%	47%	52%	56%	55%

WORLDWIDE HEADCOUNT	50,838	43,898	45,991	52,208	55,128

CASH RELATED INFORMATION
CASH FLOW FROM OPERATIONS	$300	$355	$349	$434	$557
CAPITAL EXPENDITURES	$140	$106	$111	$176	$199
DEPRECIATION AND AMORTIZATION	$122	$119	$122	$121	$126
DAYS SALES OUTSTANDING	46	47	47	47	47
DAYS PAYABLES OUTSTANDING	64	68	69	72	71

INVENTORY METRICS
RAW MATERIALS	$124	$104	$97	$96	$102
WORK IN PROCESS	159	152	154	173	212
FINISHED GOODS	163	129	125	126	139
TOTAL INVENTORY, NET	$446	$385	$376	$395	$453
INVENTORY TURNS	14	14	15	17	17

[1]	Based on sales of hard drive units only (excludes SSD, WD TV Media Player, and media/substrates)